SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2007

Highlands Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33681 (Commission File Number)	20-8924044 (IRS Employer Identification No.)

One Paragon Drive, Suite 125 Montvale, New Jersey (Address of principal executive offices)	07645 (Zip Code)

(201) 573-8400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2007, by Highlands Acquisition Corp.

Item 8.01.	Other Events.

On October 9, 2007, Highlands Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 12,000,000 of its units (“Units”). Each Unit sold in the IPO consisted of one share of common stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”), to purchase one share of Common Stock at an exercise price of $7.50 per share. On October 15, 2007, the Company consummated the closing of all of the 1,800,000 Units which were subject to the underwriters’ over-allotment option. The 13,800,000 Units sold in the IPO, including the 1,800,000 Units subject to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating gross proceeds of $138,000,000. Simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of 3,250,000 warrants (the “Sponsors’ Warrants”) at a price of $1.00 per Sponsors’ Warrant, generating gross proceeds of $3,250,000. Of the gross proceeds of the IPO and Private Placement, $134,830,000 (or approximately $9.77 per Unit) was placed in trust.

A copy of the press release issued by the Company announcing the closing of the 1,800,000 Units subject to the underwriters’ over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit	Description
99.1	Press release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2007

HIGHLANDS ACQUISITION CORP.
By:	/s/ Philip A. Baratelli
Name:	Philip A. Baratelli
Title:	Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press release dated October 15, 2007